NEW YORK LIFE INVESTMENTS ACTIVE ETF TRUST 485BPOS

Exhibit (h)(4)(a)

Execution Version

AMENDMENT TO AMENDED AND RESTATED SECURITIES LENDING

AUTHORIZATION AGREEMENT

THIS AMENDMENT TO AMENDED AND RESTATED SECURITIES LENDING AUTHORIZATION AGREEMENT (“Amendment”) is made as of August 20, 2024, by and between THE BANK OF NEW YORK MELLON, (“Bank”), and INDEXIQ ACTIVE ETF TRUST (the “Client”), with respect to each of the funds identified on Attachment 1 to the Agreement (as defined below), as amended, modified or supplemented from time to time (each a “Lender” and collectively the “Lenders”).

WHEREAS, the Client and Bank have entered into a certain Amended and Restated Securities Lending Authorization Agreement dated as of June 14, 2023 (as amended, modified or supplemented from time to time, the “Agreement”); and

WHEREAS, the Client has informed Bank that IndexIQ Active ETF Trust on or about August 28, 2024 (the “Effective Date”) it will change its legal name to New York Life Investments Active ETF Trust:

WHEREAS, the Client and Bank desire to amend the Agreement in certain respects as hereinafter provided:

NOW, THEREFORE, the parties hereto, each intending to be legally bound, do hereby agree as follows:

1.       From and after the Effective Date, the Agreement is hereby amended by deleting all references to “IndexIQ Active ETF Trust” and replacing them with references to “New York Life Investments Active ETF Trust”.

2       From and after the Effective Date, the Agreement is hereby amended by deleting Attachment 1 therefrom in its entirety and substituting in lieu thereof a new Attachment 1 identical to that which is attached hereto as Exhibit A.

3.       Except as expressly amended hereby, all of the provisions of the Agreement shall continue in full force and effect; and are hereby ratified and confirmed in all respects. Upon the effectiveness of this Amendment, all references in the Agreement to “this Agreement” (and all indirect references such as “herein”, “hereby”, “hereunder” and “hereof”) shall be deemed to refer to the Agreement as amended by this Amendment.

4.       This Amendment may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute but one agreement.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

THE BANK OF NEW YORK MELLON		INDEXIQ ACTIVE ETF TRUST

By:	/s/ Matthew Knoblock	By:	/s/ Jack R. Benintende
		Name:	Jack R. Benintende
Name:	/ Matthew Knoblock	Title:	Vice President

Title:	Director

THE BANK OF NEW YORK MELLON

By:	/s/ David Dinardo

Name:	David Dinardo

Title:	Managing Director

EXHIBIT A

to

AMENDMENT TO AMENDED AND RESTATED SECURITIES LENDING AUTHORIZATION AGREEMENT

which Amendment is effective as of August 28, 2024, by and between
THE BANK OF NEW YORK MELLON (“Bank”) and INDEXIQ ACTIVE ETF TRUST (the “Client”)

ATTACHMENT 1

to

AMENDED AND RESTATED SECURITIES LENDING AUTHORIZATION AGREEMENT

dated June 14, 2023

by and between

THE BANK OF NEW YORK MELLON (“Bank”) and INDEXIQ ACTIVE ETF TRUST (the “Client”) on behalf of various Lenders identified therein

LIST OF LENDERS

The following is the list of the “Lenders” referred to in the Amended and Restated Securities Lending Authorization Agreement dated June 14, 2023, by and between THE BANK OF NEW YORK MELLON and the INDEXIQ ACTIVE ETF TRUST, as Client.

Current Lender Name	New Lender Name	Ticker	CUSIP	EIN #	BNY Acct #	Inception Date
IQ MacKay ESG Core Plus Bond ETF	NYLI MacKay ESG Core Plus Bond ETF	ESBG	45409F785	86-2522120	943872	06.18.2021
IQ Winslow Large Cap Growth ETF	NYLI Winslow Large Cap Growth ETF	IWLG	45409F769	88-1123341	440519	06.23.2022
IQ Winslow Focused Large Cap Growth ETF	NYLI Winslow Focused Large Cap Growth ETF	IWFG	45409F751	88-1133753	440520	06.23.2022
IQ MacKay ESG High Income ETF	NYLI MacKay ESG High Income ETF	IQHI	45409F736	88-3582575	240412	10.25.2022
IQ CBRE Real Assets ETF	NYLI CBRE Real Assets ETF	IQRA	45409F710	92-1409298	425269	05.10.2023
IQ MacKay Securitized Income ETF	NYLI MacKay Securitized Income ETF	SECR	45409F686	99-1129146	796950	05.31.2024

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